Exhibit 10.1

TRANSDIGM INC.,

THE GUARANTORS named herein

and

THE BANK OF NEW YORK, as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of February 10, 2005

To

Indenture Dated as of July 22, 2003 By and Among

TRANSDIGM INC.,

the GUARANTORS named therein and

THE BANK OF NEW YORK, as Trustee

Pursuant to which there were issued $400,000,000 of

8 3/8% Senior Subordinated Notes due 2011

of TransDigm Inc.

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “SUPPLEMENTAL INDENTURE”), dated as of February 10, 2005, among Avionic Instruments Inc., a Delaware corporation and a wholly-owned subsidiary of TransDigm Inc. (“AVIONIC”), DAC Realty Corp., a New Jersey corporation and a wholly-owned subsidiary of TransDigm Inc. (“DAC” and, together with Avionic, the “GUARANTEEING SUBSIDIARIES” and each such subsidiary is referred to herein as a “GUARANTEEING SUBSIDIARY”), TransDigm Inc., a Delaware corporation and the successor by merger to TD Funding Corporation (the “COMPANY”), TransDigm Holding Company, a Delaware corporation and the successor by merger to TD Acquisition Corporation (“HOLDINGS”), Adams Rite Aerospace, Inc., a California corporation (“ADAMS RITE”), ZMP, Inc., a California corporation (“ZMP”), MarathonNorco Aerospace, Inc., a Delaware corporation (“MARATHON”), Christie Electric Corp., a Delaware corporation (“CHRISTIE”), TD Finance Corporation, a Delaware corporation (“TD FINANCE”), and Champion Aerospace, Inc., a Delaware corporation (“CHAMPION” and, together with the Guaranteeing Subsidiaries, Holdings, Adams Rite, ZMP, Marathon, Christie and TD Finance, the “GUARANTORS”), and The Bank of New York, as trustee under the indenture referred to below (the “TRUSTEE”).

W I T N E S S E T H

WHEREAS, the Company, Holdings, Adams Rite, ZMP, Marathon, Christie and Champion have heretofore executed and delivered to the Trustee an indenture (the “INDENTURE”), dated as of July 22, 2003 providing for the issuance by the Company of an aggregate principal amount of up to $400 million of 8 3/8% Senior Subordinated Notes due 2011 (the “NOTES”) and the guarantees thereof by Holdings, Adams Rite, ZMP, Marathon, Christie and Champion;

WHEREAS, the Company, Holdings, Adams Rite, ZMP, Marathon, Christie, Champion and TD Finance have heretofore executed and delivered to the Trustee the First Supplemental Indenture (the “FIRST SUPPLEMENTAL INDENTURE”), dated as of October 13, 2003, to the Indenture, pursuant to which, and subject to the terms and conditions set forth therein, TD Finance agreed to provide a senior subordinated guarantee of payment of the Notes issued by the Company under the Indenture;

WHEREAS, the Indenture provides that under certain circumstances newly created or acquired Domestic Restricted Subsidiaries of the Company shall execute and deliver to the Trustee a supplemental indenture providing for a senior subordinated guarantee of payment of the Notes by such New Domestic Subsidiary (the “SUBSIDIARY GUARANTEE”); and

WHEREAS, pursuant to Section 9.01(g) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing

Subsidiary covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. GUARANTEE, ETC. Each Guaranteeing Subsidiary hereby agrees that on the effective date of this Supplemental Indenture it shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all the obligations of a Guarantor thereunder.

3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantee granted by it pursuant to the terms hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary (or any successor entity), as such, shall have any liability for any obligations of the Company, such Guaranteeing Subsidiary or any other Guarantor under the Notes, any Guarantee, the Indenture, the First Supplemental Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

TRANSDIGM INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	VP and Chief Financial Officer

TRANSDIGM HOLDING COMPANY

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	VP and Chief Financial Officer

TD FINANCE CORPORATION

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	VP and Treasurer

ADAMS RITE AEROSPACE, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Asst. Secretary

ZMP, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Asst. Secretary

MARATHONNORCO AEROSPACE, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Asst. Secretary

CHRISTIE ELECTRIC CORP.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Asst. Secretary

CHAMPION AEROSPACE, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Asst. Secretary

AVIONIC INSTRUMENTS INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Asst. Secretary

DAC REALTY CORP.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Asst. Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Joseph A. Lloret
Name:	Joseph A. Lloret
Title:	Assistant Secretary